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                                                                       Exhibit 5


                                 HOGAN & HARTSON
                                     L.L.P.

                                                             551 FIFTH AVENUE
                                                         NEW YORK, NY 10176-0049
                                                            TEL (212) 661-6500
                                                           FAX (212) 697-6686
                                                              WWW.HHLAW.COM



                                     May 2, 2002



Board of Directors
Fox Entertainment Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

     We are acting as counsel to Fox Entertainment Group, Inc., a Delaware corporation (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (SEC File No. 333-85978) relating to the proposed public offering of up to $2,500,000,000 in aggregate principal amount or value of one or more series of senior or subordinated debt securities (the "Debt Securities") or shares of the Company's Class A Common Stock, par value $.01 per share, (the "Common Stock"). The Debt Securities and the Common Stock are herein referred to as "Securities." The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (s). 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 26, 2002 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Restated Certificate of Incorporation").

     3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").




                                 WASHINGTON, DC
        BERLIN BRUSSELS LONDON PARIS BUDAPEST PRAGUE WARSAW MOSCOW TOKYO
  NEW YORK BALTIMORE McLEAN MIAMI DENVER BOULDER COLORADO SPRINGS LOS ANGELES



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HOGAN & HARTSON  L.L.P.


FEG Board of Directors
May 2, 2002
Page 2


     4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that

     (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Restated Certificate of Incorporation, Bylaws and applicable Delaware law; and

     (ii) any Debt Securities will be issued pursuant to an Indenture entered into by the Company and a duly qualified trustee (the "Trustee").

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinion given in paragraph (a), New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) following (i) effectiveness of the Registration Statement, (ii) due execution and delivery of an applicable Indenture by the Company and the Trustee named therein, (iii) final action of the Board of Directors duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture, (iv) due authentication by the Trustee, and (v) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration


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HOGAN & HARTSON  L.L.P.


FEG Board of Directors
May 2, 2002
Page 3



Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (b) following (i) final action of the Board of Directors of the Company authorizing an issuance of Common Stock, (ii) effectiveness of the Registration Statement, (iii) issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

     To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     The opinion expressed in Paragraph (a) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown, and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraph (a), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.


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HOGAN & HARTSON  L.L.P.


FEG Board of Directors
May 2, 2002
Page 4


     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                      Very truly yours,


                                      /s/ HOGAN & HARTSON L.L.P.

                                      HOGAN & HARTSON L.L.P.